Exhibit 99.1

NOG Announces Strategic Entry into Canada with Light Oil Duvernay Acquisition; Takes 25% Undivided Stake in Assets with Long-Term Joint Development Agreement

HIGHLIGHTS

•	NOG makes strategic entry into Canada with inventory-rich light oil acquisition in the Duvernay Shale for a CA$350 million (~US$259 million) initial unadjusted purchase price

•

Operated ‘buy-down’ acquisition of a 25% non-operated stake in light oil producing properties with significant undeveloped inventory in Alberta, Canada in the Duvernay East Shale Basin operated by Parallax Energy Operating Inc. (the “Assets”), a portfolio company of investment funds managed by Carnelian Energy Capital Management, L.P.

•	Sellers to receive NOG common stock at closing as a portion of the consideration, with ~CA$113 million (~US$83.5 million) paid in NOG common stock and the remainder paid in cash

•	~4,000 Boe per day of production expected in full year 2027 (2-stream, ~80% light oil)

•	75,000 net acres with ~20 years of inventory and average breakevens below $50 WTI; ~ 500 gross locations, an estimated ~US$0.6 million per net location

•	Entered into long-term Joint Development Agreement inclusive of Area-of-Mutual-Interest

•	Self-funding asset with significant free cash flow, expected to be leverage neutral, leverage accretive long term

•	Purchase price transaction multiple of expected NTM (as of Effective Date) unhedged cash flow from operations of <3.0x

•	Accretive to material valuation metrics, including TEV / EBITDA, earnings per share, free cash flow and cash flow per share over a multi-year period

•	Company providing updated 2026 Annual Guidance

Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG”) today announced that it has agreed to purchase an undivided 25% interest in the Light-Oil Duvernay Assets owned and operated by Parallax Energy Operating Inc. (“Parallax” or the “Seller”).

MANAGEMENT COMMENTS

“Quality oil inventory is becoming increasingly scarce, and NOG’s scaled non-operated model positions us to access opportunities that most in our sector cannot. Our ability to structure creative, accretive transactions with best-in-class operators is what sets NOG apart. The Duvernay is one of North America’s premier light oil resources — high-quality, low-cost, long-life inventory with meaningful upside that remains largely untapped. Parallax is led by a team with a demonstrated track record of developing Duvernay assets, backed by Carnelian Energy Capital, one of North America’s leading energy investors. The decision to incorporate equity consideration aligns mutual interests while enhancing our per-share metrics and balance sheet. This transaction is the result of disciplined evaluation of the meaningful opportunities we see in Canada, and a direct reflection of our ability to identify and convert high-quality assets into long-term value for shareholders.”

LIGHT-OIL DUVERNAY ACQUISITION

The Assets are comprised of an undivided non-operated interest which includes, net to NOG, ~4,000 Boe per day of production and ~75,000 acres in the Light-Oil Duvernay Shale at an initial unadjusted purchase price of CA$350 million (~US$259 million), subject to typical closing adjustments. The initial unadjusted purchase price will be funded with CA$113 million (~US$83.5) million of NOG common stock issued to the Seller at closing, with the remaining consideration sourced from cash on hand, operating free cash flow and borrowings under NOG’s revolving credit facility.

In addition, NOG has agreed to additional contingent consideration of CA$25 million (~US$18.5 million), payable in cash or common stock (at NOG’s election) in the first quarter of 2028 if certain average oil prices are achieved through the end of 2027.

The acquired Assets include over 500 gross high-quality, low breakeven locations. Substantially all the Assets are operated by Parallax, with NOG participating in development pursuant to a long-term Joint Development Agreement with multi-year drilling commitments entered into in connection with the acquisition.

NOG expects average production for the properties for full year 2027 of ~4,000 Boe per day (2-stream, ~80% oil). Operating costs are expected to be less than $7.50 per Boe/d, below NOG’s corporate average. NOG expects to incur up to US$40—$45 million in capital expenditures on the assets post-closing in 2026, and US$45—$50 million in 2027.

In connection with the transaction, NOG intends to enter into derivatives transactions to hedge currency fluctuations related to operating costs on a multi-year basis.

Depending on market conditions, NOG may also repurchase a portion of the stock consideration in the open market.

The effective date for the transaction is April 1, 2026, and NOG expects to close the transaction late in the second quarter of 2026. As part of the transaction, NOG has formed a wholly-owned Canadian subsidiary, NOG Energy Canada, Ltd.

ADVISORS

Citigroup Global Markets acted as exclusive advisor to NOG on the transaction. Kirkland & Ellis LLP and Blakes, Cassels & Graydon LLP are serving as Northern’s legal advisors.

National Bank Capital Markets and RBC Capital Markets acted as financial advisors to Parallax on the transaction. Stikeman Elliot LLP served as Parallax’s legal advisor.

UPDATED COMPANY GUIDANCE

NOG is providing updated company guidance proforma for the light-oil Duvernay acquisition in line with the “high-end” of the former low activity range; consistent with commentary on our first quarter 2026 earnings call.

	Prior FY2026 Low Activity Guidance	Revised FY2026 Annual Guidance
Annual Production (2-stream, Boe/day)	139,000 – 143,000	143,000 – 148,000
Annual Oil Production	68,000 – 72,000	71,500 – 73,500
Net Wells Turned — in- Line (TILs)	68.0 – 72.0	74.0 – 76.0
Total Budgeted Capital Expenditures ($MM)	$850 – $900	$850 – $900
LOE/Production Expenses (per Boe)	$9.65 - $10.10	$9.70 - $9.90
Cash G&A (ex-transaction costs) (per Boe)	$0.81 - $0.86	$0.83 - $0.86
Non-Cash G&A (per Boe)	$0.25 - $0.30	$0.25 - $0.30
Production Taxes (as a % of Oil & Gas Sales)	7% - 8%	7.5% – 8.0%
Oil Differential to NYMEX WTI (per Bbl)	($5.35) – ($6.00)	($5.25 - $5.60)
Gas Realization as a % of Henry Hub/MCF	70% - 75%	70.0% – 72.5%
DD&A Rate per BOE	$15.00 – $16.00	$15.00 - $15.50

Updates to guidance are comprised of:

•	As described on Q1 call, stand-alone oil production update consistent with “high-end of the low case” from prior guidance

•	Gas volume increase driven by better well performance and timing

•	Minor contribution from pending Duvernay acquisition (late 2Q assumed closing)

•	Capital expenditures, even inclusive of Duvernay transaction, remain unchanged, driven primarily by cost efficiencies

•	LOE guidance updated toward low end of previous guidance

•	Material improvement to oil differentials for the year, driven primarily by Williston pricing

•	Overall gas differentials slightly lower, driven by Waha, mostly offset by Appalachian NGL pricing

ABOUT NOG

Northern Oil and Gas (NOG) is the largest publicly traded dedicated non-operator in the United States, built on a differentiated strategy of acquiring non-operated minority working interests and mineral rights across the premier basins of North America. By combining deep industry relationships with disciplined capital allocation, NOG has built a scaled, diversified portfolio that generates durable production and strong cash flow for its shareholders. More information about NOG can be found at www.noginc.com.

ABOUT PARALLAX ENERGY OPERATING INC.

Parallax Energy Operating Inc., an independent oil and natural gas company based in Calgary, Alberta, formed in partnership with funds managed by Carnelian Energy Capital Management, L.P., is focused on leasing, developing and operating oil and gas properties throughout Western Canada. For more information, please visit www.parallaxenergy.ca.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding NOG’s financial position, common stock dividends, including any increases thereto, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, NOG’s ability to acquire additional development opportunities, changes in NOG’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which NOG conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, NOG’s ability to consummate any pending acquisition transactions (including the transactions described herein), other risks and uncertainties related to the closing of pending acquisition transactions (including the transactions described herein), NOG’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Evelyn Leon Infurna

Vice President, Investor Relations

(952) 476-9800

ir@noginc.com